      As filed with the Securities and Exchange Commission on May 26, 1999
                                                     Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              FLORIDA BANKS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Florida                                  58-2364573
---------------------------------           --------------------------------
  (State or other jurisdiction              (I.R.S. Employer Identification
of incorporation or organization)                      Number)

            5210 Belfort Road, Suite 310, Jacksonville, Florida 32256
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                          EMPLOYEE STOCK PURCHASE PLAN
            ---------------------------------------------------------
                            (Full Title of the Plan)

                             Charles E. Hughes, Jr.
                      President and Chief Executive Officer
                          5210 Belfort Road, Suite 310
                           Jacksonville, Florida 32256
                                 (904) 332-7770
                   --------------------------------------------
                   (Name, address, telephone number, including
                        area code, of agent for service)

                           ---------------------------
                              Copies Requested to:
                            Robert C. Schwartz, Esq.
                         Smith, Gambrell & Russell, LLP
                     1230 Peachtree Street, N.E., Suite 3100
                             Atlanta, Georgia 30309
                                 (404) 815-3758
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                      Proposed Maximum         Proposed Maximum
  Title of Securities         Amount to be           Offering Price Per       Aggregate Offering                Amount of
    to be Registered           Registered                 Share(1)                 Price(1)                  Registration Fee
  -------------------         ------------           ------------------       ------------------             ----------------
Options and Shares of
$.01 par value                   200,000                   $9.3125                $1,862,500                      $517.78
Common Stock                     Shares
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the Nasdaq National Market System on May 24, 1999.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

1.       The Company's Annual Report on Form 10-K for the year ended December
         31, 1998;

2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on July 24, 1998.

ITEM 4. DESCRIPTION OF SECURITIES.

         No response is required to this item.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         No response is required to this item.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         As provided under Florida law, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that such provision shall not eliminate or limit the liability of a director (i) for a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) for any transaction from which the director derived an improper personal benefit, (iii) for unlawful distributions to shareholders of the Company in violation of Section 607.06401 of the FBCA, or (iv) for willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure judgment in its favor or in a proceeding by or in the right of a shareholder.

         Article VI of the By-Laws provides that the Company shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of the Company, against reasonable expenses incurred by him in connection with such defense.

         The By-Laws also provide that the Company is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors,
(b) a majority of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested stockholders. No indemnification may be made to or on behalf of a director, officer, employee or agent in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company.

         The Company maintains director and officer liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         No response to this item is required.

ITEM 8. EXHIBITS.

         The following exhibits are filed with this Registration Statement.

EXHIBIT
NUMBER   DESCRIPTION OF EXHIBIT
-------  ----------------------
5.1      Opinion of Smith, Gambrell & Russell, LLP.

10.1     Employee Stock Purchase Plan.

23.1     Consent of Deloitte & Touche, LLP.

23.2 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

24.1 Powers of Attorney (contained on the signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida, on the 23rd day of April, 1999.

                                  FLORIDA BANKS, INC.



                                  By: /s/ Charles E. Hughes, Jr.
                                      ----------------------------------------
                                      Charles E. Hughes, Jr.
                                      President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Hughes, Jr. and T. Edwin Stinson, Jr., his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


                SIGNATURE                                     TITLE                                 DATE
                ---------                                     -----                                 ----
 /s/ M.G. Sanchez                           Chairman of the Board                              April 23, 1999
------------------------------------------
M.G. Sanchez

 /s/ Charles E. Hughes, Jr.                 President, Chief Executive                         April 23, 1999
------------------------------------------  Officer and Director (Principal
Charles E. Hughes, Jr.                      Executive Officer)


 /s/ T. Edwin Stinson, Jr.                  Chief Financial Officer, Secretary                 April 23, 1999
------------------------------------------  and Treasurer and Director
T. Edwin Stinson, Jr.                       (Principal Accounting Officer)

                SIGNATURE                                     TITLE                                 DATE
                ---------                                     -----                                 ----
 /s/ Nancy E. LaFoy                                         Director                           April 23, 1999
--------------------------
Nancy E. LaFoy

 /s/ T. Stephen Johnson                                     Director                           April 23, 1999
---------------------------
T. Stephen Johnson

                                                            Director                            _______, 1999
---------------------------
Clay M. Biddinger

/s/ P. Bruce Culpepper                                      Director                           April 23, 1999
---------------------------
P. Bruce Culpepper

 /s/ J. Malcolm Jones, Jr.                                  Director                           April 23, 1999
---------------------------
J. Malcolm Jones, Jr.

 /s/ W. Andrew Krusen                                       Director                           April 23, 1999
---------------------------
W. Andrew Krusen

                                                            Director                           ________, 1999
---------------------------
Wilford C. Lyon, Jr.

 /s/ David McIntosh                                         Director                           April 23, 1999
---------------------------
David McIntosh

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
NUMBER                                DESCRIPTION OF EXHIBIT
------                                ----------------------
5.1                   Opinion of Smith, Gambrell & Russell, LLP.

10.1                  Employee Stock Purchase Plan.

23.1                  Consent of Deloitte & Touche, LLP.